Exhibit 10.2
AMENDMENT NO. 2 DATED MARCH 22, 2011
TO THE
IXIA OFFICER SEVERANCE PLAN
          WHEREAS, Ixia (“Ixia” or the “Company”) previously adopted the Officer Severance Plan effective September 1, 2000 (the “2000 Plan”), in order to provide severance benefits to certain officers of the Company; and
          WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 9(g) thereof; and
          WHEREAS, the Company desires to amend the 2000 Plan to terminate the current right of an Eligible Officer to receive severance benefits if he/she terminates his/her employment unilaterally, without Good Reason and within one year following a Change in Control.
          NOW, THEREFORE, the 2000 Plan is amended as follows:
1.	All capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as such terms have in the 2000 Plan.
2.	Section 6 is amended in its entirety to read as follows:
“6. Change in Control Provisions.
     (a) The provisions of this Section 6 shall apply only in the event that a Change in Control of the Company shall occur.
     (b) In the event that a Change in Control of the Company shall occur, Ixia will pay the severance benefits provided in this Plan to an Eligible Officer who elects to terminate his/her employment unilaterally within two years of such Change in Control for “Good Reason.” The provisions of this Section 6 shall automatically expire two years after a Change in Control occurs and an Eligible Officer shall not be eligible to claim benefits under this Plan, including Section 6, thereafter.
     (c) In the event that an officer’s employment with the Company is terminated for any reason prior to the Change in Control of the Company, and subsequently a Change in Control of the Company occurs, such officer shall not be entitled to any benefits under this Section 6 unless such termination was in connection with or otherwise directly because of such anticipated Change in Control.”

3.	As amended by this Amendment No. 2, Section 6 shall become effective and apply to an Eligible Officer on the 12-month anniversary of the date on which such Eligible Officer receives from the Company a written notice advising him/her that this Amendment No. 2 has been approved by the Company’s Board of Directors or such earlier date on which such Eligible Officer consents in writing to the amendment of the 2000 Plan pursuant to this Amendment No. 2.
IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 2 as of the date set forth below.

IXIA
Date: March 22, 2011	By:	/s/ Atul Bhatnagar
Atul Bhatnagar
President and Chief Executive Officer

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